McANDREWS, ALLEN & MATSON
A PROFESSIONAL CORPORATION

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Temecula Valley Bancorp Inc.
May 21, 2004
Page 2



Stephanie E. Allen                                                      OUR FILE
Direct Dial                                                                248-1
949.955.3427                                                         re Form S-8
sea@mamlawfirm.com

                                  May 21, 2004

Temecula Valley Bancorp Inc.
27710 Jefferson Avenue, Suite A100
Temecula, CA  92590

         Re:      Registration Statement on Form S-8

Dear Board Members:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") being file by Temecula Valley Bancorp Inc. (the "Bancorp") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 700,000 shares of the Bancorp's common stock, (the "Common Stock"), issuable upon the exercise of stock options granted pursuant to Temecula Valley Bancorp 2004 Stock Incentive Plan (the "2004 Plan").

         In rendering this opinion, we have examined such documents and records as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.

         Based upon the foregoing and such other and further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming that (i) all options granted under the 2004 Plan will be granted pursuant to the terms of the 2004 Plan, (ii) the consideration for the shares of Common Stock issued pursuant to the exercise of such options will be received prior to the issuance thereof and (iii) the shares of Common Stock issued pursuant to the exercise of such options will be issued in accordance with the terms of the 2004 Plan and the option agreements (as appropriate), upon which assumptions the following opinions are expressly conditioned, it is our opinion that the shares upon the exercise of options granted pursuant to the 2004 Plan and pursuant to the Registration Statement will, when sold in accordance with the terms of the 2004 Plan and pursuant to the Registration Statement will, when sold in accordance with the terms of the 2004 Plan and the option agreements, be validly issued, fully paid and non-assessable.

         This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any

Temecula Valley Bancorp Inc.
May 21, 2004
Page 2


financial statements of the Bancorp or related documents, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this firm in each instance.

         This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading "Legal Matters" therein and in any prospectus delivered to participants in the 2004 Plan and any amendments thereto.

                                                  Respectfully submitted,


                                                  /S/  McANDREWS, ALLEN & MATSON
                                                  ------------------------------
                                                  McANDREWS, ALLEN & MATSON